UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2021

TIPTREE INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue	13th Floor	New York	NY	10171
(Address of Principal Executive Offices)				(Zip Code)

(212) 446-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TIPT	NASDAQ	Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

    On August 4, 2021, Tiptree Inc. (the “Company” or “Tiptree”) issued a press release announcing its results of operations for the quarter ended June 30, 2021. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.
(e)

Performance Restricted Stock Units

On August 3, 2021, the members of the Compensation, Nominating and Governance Committee (the “CNG Committee”), consisting solely of independent members of the Board of Directors of Tiptree, awarded 1,500,000 performance restricted stock units (“PRSUs”) under the Tiptree Inc. 2017 Omnibus Incentive Plan (the “Plan”) to each of Michael Barnes, Executive Chairman, and Jonathan Ilany, Chief Executive Officer, and 500,000 PRSUs to Randy Maultsby, President (together, the “Grantees”). A portion of the total number of PRSUs subject to the award will generally vest upon achievement of each of five Tiptree share price target milestones ranging from $15 to $60 (adjusted for dividends paid) prior to the tenth anniversary of the date of grant, subject to the Grantee’s continued employment with Tiptree. As an incentive to keep the Grantees focused on long-term share price appreciation, the PRSU awards provide an opportunity for the Grantees to earn PRSUs upon achievement of the second, third, fourth, and fifth share price milestones that were not earned for achievement of the first, second, third, and fourth share price milestones.

This award reflects the CNG Committee’s desire for the Grantees to continue to lead Tiptree for an additional significant number of years and to create significant shareholder value over time. The PRSUs are intended to cover three years of equity compensation for the Grantees, and the CNG Committee does not intend to grant new equity awards to them over the next three years. Following stockholder approval of an increase in the share pool available under the Plan, a Grantee may elect to exchange PRSUs for performance-based restricted stock having the same economic and vesting terms but with current voting rights.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the award agreement governing the PRSUs filed herewith as Exhibit 10.1, which is incorporated by reference herein.

Base Salary Increases

In addition, the CNG Committee has increased the annual base salary of Mr. Barnes to $1,000,000, of Mr. Ilany to $1,000,000 and of Mr. Maultsby to $500,000, in each case effective as of January 1, 2022.

Modified RSU Incentive Plan

The CNG Committee also modified the incentive plan for Tiptree’s other executive officers. Rather than require that 20% of an executive’s total incentive compensation be granted in three-year annual vesting restricted stock units (“RSUs”), the executive shall receive either (a) 100% of the executive’s incentive compensation in cash or (b) up to 20% of the executive’s incentive compensation in RSUs that cliff-vest on the third anniversary of the grant date (with the remaining percentage of the executive’s incentive compensation to be paid in cash), provided that upon vesting, Tiptree shall issue two shares of common stock for each vested RSU. The unvested RSUs will be entitled to dividend equivalents. For year, 2021, this decision between the two options shall be made at the discretion of the CNG Committee and beginning in 2022, the executive may make this decision.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the award agreement governing the RSUs, the form of which is filed as Exhibit 10.5 to Tiptree’s Annual Report on Form 10-K (File No. 001-33549), filed on March 14, 2018 and herein incorporated by reference.

Item 7.01	Regulation FD Disclosure.

    Included in the press release furnished as Exhibit 99.1 was an announcement that the board of directors of the Company has declared a cash dividend of $0.04 per share to Tiptree’s stockholders, with a record date of August 23, 2021 and a payment date of August 30, 2021.

    On August 4, 2021, the Company posted an investor presentation dated August 2021 on the Investor Resources section of www.tiptreeinc.com. The investor presentation is furnished as Exhibit 99.2 to this Form 8-K and incorporated herein by reference. Tiptree’s website is not intended to function as a hyperlink, and the information contained on such website is not a part of this Form 8-K.

    The information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including the information contained in Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. Furthermore, the information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including the information contained in Exhibits 99.1 and 99.2, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) List of Exhibits:

10.1	Form of Performance Restricted Stock Unit Agreement
99.1	Tiptree Inc. press release, dated August 4, 2021
99.2	Tiptree Inc. Investor Presentation - August 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE INC.

Date:	August 4, 2021	By:	/s/ Jonathan Ilany
Name: Jonathan Ilany
Title: Chief Executive Officer